EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 63 to the Registration Statement (File Nos. 333-126328 and 811-21780) (the “Registration Statement”) of MFS® Series Trust XII (the “Trust”), of my opinion dated February 27, 2018, appearing in Post-Effective Amendment No. 59 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on February 27, 2018.

AMANDA S. MOORADIAN
Amanda S. Mooradian
Vice President and Senior Counsel

Boston, Massachusetts

February 27, 2019